UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2012

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 28, 2012, Brunswick Corporation (“Brunswick”) entered into Amended and Restated Terms and Conditions of Employment (collectively, the “Amended Terms and Conditions”) with each of Dustan E. McCoy, Brunswick's Chairman and Chief Executive Officer, Kristin M. Coleman, Brunswick's Vice President, General Counsel & Secretary, Andrew E. Graves, Brunswick's Vice President and President - Brunswick Boat Group, Mark D. Schwabero, Brunswick's Vice President and President - Mercury Marine, and B. Russell Lockridge, Brunswick's Vice President and Chief Human Resources Officer.

Each of the Amended Terms and Conditions (i) eliminated a provision in each executive's prior agreement that had provided an excise tax “gross-up” on change in control payments (except for Ms. Coleman whose prior agreement did not contain such provision) and (ii) eliminated a provision that had reduced the amount of the executive's severance benefits as the executive approached age 65. In addition, each of the Amended Terms and Conditions includes certain administrative or otherwise immaterial changes to the prior agreements.

The Amended Terms and Conditions entered into with Mr. McCoy also replaced the “modified single trigger” for receiving change in control severance benefits under his prior agreement with a “double trigger” (effective upon a qualifying termination of employment by Brunswick following a change in control), as applicable to Brunswick's other senior executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: December 28, 2012	By:	/s/ KRISTIN M. COLEMAN
Kristin M. Coleman
Vice President, General Counsel & Secretary